Exhibit 10.4

MODIFIED PROMISSORY NOTE AGREEMENT

THIS PROMISSORY NOTE AGREEMENT (this “Agreement”) is made as of the 30th day of August, 2011, by and between Audio Eye, Inc. a Delaware corporation at 875 North Michigan Ave Suite 5626 Chicago, Illinois 60611 a wholly owned operating subsidiary of CMG Holdings, Inc. (hereinafter known as “BORROWER”) and Nathaniel T. Bradley an individual with a primary residence at 7450 S. Sandbar Willow Place Tucson Arizona 85747 (hereinafter known as “LENDER”).  BORROWER and LENDER shall collectively be known herein as “the Parties”.

RECITALS

A.	The LENDER made a loan to the BORROWER in the principal amount of $36,723.72 as evidenced by Promissory Note dated February 14, 2011 (“Note 1”).

B.	The LENDER made a loan to the BORROWER in the principal amount of $200,000.00 as evidenced by Promissory Note dated February 22, 2011 (“Note 2”).

C.	The LENDER made a loan to the BORROWER in the principal amount of $100,000.00 as evidenced by Promissory Note dated April 13, 2011 (“Note 3”).

D.	The LENDER made a loan to the BORROWER in the principal amount of $100,000.00 as evidenced by a Promissory Note dated April 19 2011 (“Note 4”).

E.	The LENDER made a loan to the BORROWER in the principal amount of $97,500.00 as evidenced by a Promissory Note dated May 3, 2011, (“Note 5”).

F.	The LENDER made a loan to the BORROWER in the principal amount of $150,000.00 as evidenced by a Promissory Note dated May 11, 2011 (“Note 6”).

G.	The LENDER made a loan to the BORROWER in the principal amount of $50,000.00 as evidenced by a Promissory Note dated June 10, 2011 (“Note 7”).

H.	The LENDER made a loan to the BORROWER in the principal amount of $150,000.00 as evidenced by Promissory Note dated July 13, 2011 (“Note 8”).

I.	The LENDER made a loan to the BORROWER in the principal amount of $200,000.00 as evidenced by a Promissory Note dated August 30, 2011 (“Note 9”).

J.
As of August 30, 2011 the principal amount has been modified to an aggregate total of $1,084,223.72 and has been disbursed to BORROWER in its entirety The Parties desire to modify and consolidate Note 1 through 9 (the “Notes”) into one note.

K.	The Parties desire to modify the interest rate to 7%.

L.	The LENDER has agreed to change the Notes into one Convertible Promissory Note (the “Note”).

NOW, THEREFORE, for full and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1)	The facts set forth above are true and accurate in each respect.

2)	The Notes are hereby modified as follows:

a)
The principal amount owed to LENDER by BORROWER shall be modified to the aggregate sum of $1,084,223.72 (One Million Eighty-Four Thousand Two Hundred and Twenty-Three Dollars and Seventy-Two Cents) as of August 30, 2011 (the “Modified Principal Amount”).

b)	Any interest accrued on the Notes prior to this Modification shall be adjusted and recalculated at a rate of 7% per annum. Any penalties assessed on the Notes prior to August 30, 2011 shall be waived.

c)
Interest shall be accrued at a rate of 7% per annum, pursuant to the terms and conditions of the Convertible Note, on the Modified Principal Amount commencing August 31, 2011, until such time as BORROWER shall repay to LENDER the entire Modified Loan Amount (including all principal and accrued interest), pursuant to the terms and conditions of the Convertible Note.

d)
The Term of the Notes shall individually be extended without penalty until 24 months from the date of this Modification, or August 31, 2013. Any alleged pre-existing breach caused by non-payment of the Notes prior to this Modification shall be cured through this extension.

3)	The term “the Notes’ shall mean collectively and the Notes 1 through 9 referenced in Paragraphs A through I.

4)	The term “the Note” shall mean the Convertible Promissory Note as modified herein unless the context clearly indicates or dictates a contrary meaning.

5)	The BORROWER will execute such confirmatory instruments with respect to the Note as the LENDER may require.

6)
The LENDER has agreed to accept an amendment to the Notes that would allow the BORROWER to convert the Note to common stock of the Company.  The BORROWER and the LENDER have agreed that the Conversion strike price will be set at a share price of $.25 (Twenty-Five Cents) per share for a Period of twenty-four (24) months from the date of this Modified Promissory Note.

7)
The BORROWER ratifies and confirms all of its liabilities and obligations under the Note and agrees that, except as expressly modified in this Agreement, the Note continues in full force and effect as if set forth specifically herein.  The Parties agree that this Agreement shall not be construed as an agreement to extinguish the original obligations under the Note and shall not constitute a negation as to the obligations of the BORROWER under the Note.

8)	This Agreement may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the LENDER.

9)	This Agreement shall be construed in accordance with and governed by the State of California.

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IN WITNESS WHEREOF, and acknowledging acceptance and agreement of the foregoing, BORROWER, and LENDER affix their signatures hereto.

AUDIOEYE, INC.

/s/ Sean Bradley
        By:       Sean Bradley
Chief Technical Officer

Dated:                 August 31, 2011

NATHANIEL T. BRADLEY

/s/ Nathaniel T. Bradley
        By:       Nathaniel T. Bradley
Individual

Dated:                 August 31, 2011